Exhibit (j)
CUSTODIAN CONTRACT
Between
EACH OF THE PARTIES LISTED ON APPENDIX 1
and
STATE STREET BANK AND TRUST COMPANY

MASTER CUSTODIAN CONTRACT
     This Contract between each fund or series of a fund listed on Appendix 1 which evidences its agreement to be bound hereby by executing a copy of this Contract (each such fund, any and all separate series or portfolios thereof and any additional portfolios or separate series thereof which become subject to this Contract pursuant to Section 17 hereof, are individually hereafter referred to as a “Fund”), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the “Custodian,”
WITNESSETH:
     WHEREAS, each of the Funds has previously entered into a Custodian Contract with the Custodian;
     WHEREAS, the Custodian and each of the Funds desire to replace such existing Custodian Contracts with this Master Custodian Contract between the Custodian and all of the Funds;
     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:
1.	Employment of Custodian and Property to be Held by It
     Each Fund hereby employs the Custodian as the custodian of the assets of such Fund, including securities which such Fund desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”) pursuant to the provisions of such Fund’s governing documents (domestic securities and foreign securities are sometimes collectively referred to herein as “Securities”). Each Fund agrees to deliver to the Custodian all securities and cash of such Fund, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by such Fund from time to time, and the cash consideration received by it for such new or treasury shares each class of capital stock or beneficial interest, as applicable, of such Fund, (“Shares”) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund held or received by such Fund and not delivered to the Custodian.
     Upon receipt of “Proper Instructions” (within the meaning of Article 5), the Custodian shall on behalf of the applicable Fund from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Fund shall approve in writing the terms of any subcustodian agreement with a United States subcustodian. The Custodian may employ as sub-custodian for each Fund’s foreign securities the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2.	Duties of the Custodian with Respect to Property of each Fund Held By the Custodian in the United States

2.1	Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, to be held by it in the United States including all domestic securities owned by such Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent (“Direct Paper”) which is deposited and/or maintained in the Direct Paper System of the Custodian (the “Direct Paper System”) pursuant to Section 2.11.

2.2	Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Fund held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian’s Direct Paper book entry system account (“Direct Paper System Account”) only upon receipt of Proper Instructions from such Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:
1)	Upon sale of such securities for the account of such Fund and receipt of payment therefor;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by such Fund;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of such Fund;

5)	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)	To the issuer thereof, or its agent, for transfer into the name of such Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)	Upon the sale of such securities for the account of such Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)	For delivery in connection with any loans of securities made by such Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and such Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by such Fund prior to the receipt of such collateral;

11)	For delivery as security in connection with any borrowings by such Fund requiring a pledge of assets by such Fund, but only against receipt of amounts borrowed;

12)	For delivery in accordance with the provisions of any agreement among such Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by such Fund;

13)	For delivery in accordance with the provisions of any agreement among such Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by such Fund;

14)	Upon receipt of instructions from the transfer agent (“Transfer Agent”) for such Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of such Fund (“Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption; and

15)	For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from such Fund, a certified copy of a resolution of the Board or of the Executive Committee of such Fund signed by an officer of such Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of such Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.
2.3	Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of each Fund or in the name of any nominee of each Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to each Fund, unless a Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as such Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian under the terms of this Contract shall be in “street name” or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize commercially reasonable means to timely collect income due such Fund on such securities and to timely notify each Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4	Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of such Fund, other than cash maintained by such Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for each Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Fund be approved by vote of a majority of the Board of such Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5	Availability of Federal Funds. Upon mutual agreement between a Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from such Fund, make federal funds available to such Fund as of specified times agreed upon from time to time by such Fund and the Custodian in the amount of checks received in payment for Shares of such Fund which are deposited into such Fund’s account.

2.6	Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to Securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Fund’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Unless otherwise agreed to by the parties, income due each Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide each Fund with such information or data as may be necessary to assist each Fund in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

2.7	Payment of Fund Moneys. Upon receipt of Proper Instructions from a Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of each Fund in the following cases only:
1)	Upon the purchase of Securities, options, futures contracts or options on futures contracts for the account of such Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of such Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between such Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by such Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from such Fund or (e) for transfer to a time deposit account of such Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from such Fund as defined in Article 5;
2)	In connection with conversion, exchange or surrender of Securities owned by such Fund as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued by such Fund as set forth in Article 4 hereof;

4)	For the payment of any expense or liability incurred by such Fund, including but not limited to the following payments for the account of such Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of such Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)	For the payment of any dividends on Shares of such Fund declared pursuant to the governing documents of such Fund;

6)	For payment of the amount of dividends received in respect of securities sold short;

7)	For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from such Fund, a certified copy of a resolution of the Board or of the Executive Committee of such Fund signed by an officer of such Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.
2.8	Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of Securities for the account of such Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific Proper Instructions from such Fund to so pay in advance, the Custodian shall be absolutely liable to such Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9	Appointment of Agents. The Custodian may at any time or times, subject to the applicable Fund’s prior approval, in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10	Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as “U.S. Securities System” in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:
1)	The Custodian may keep securities of each Fund in a U.S. Securities System provided that such securities are represented in an account (“Account”) of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2)	The records of the Custodian with respect to securities of each Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to each Fund;

3)	The Custodian shall pay for securities purchased for the account of each Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of each Fund. The Custodian shall transfer securities sold for the account of each Fund upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of each Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of each Fund shall identify each Fund, be maintained for each Fund by the Custodian and be provided to each Fund at its request. Upon request, the Custodian shall furnish each Fund confirmation of each transfer to or from the account of each Fund in the form of a written advice or notice and shall furnish to each Fund copies of daily transaction sheets reflecting each day’s transactions in the U.S. Securities System for the account of each Fund.

4)	The Custodian shall provide each Fund with any report obtained by the Custodian on the U.S. Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

5)	The Custodian shall have received from each Fund the initial certificate required by Article 14 hereof;

6)	Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to each Fund for the benefit of such Fund for any loss or damage to such Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the affected Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that such Fund has not been made whole for any such loss or damage.
2.11	Fund Assets Held in the Custodian’s Direct Paper System. The Custodian may deposit and/or maintain securities owned by each Fund in the Direct Paper System of the Custodian subject to the following provisions:
1)	No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from each Fund;

2)	The Custodian may keep securities of each Fund in the Direct Paper System only if such securities are represented in an account of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

3)	The records of the Custodian with respect to securities of each Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to each Fund;

4)	The Custodian shall pay for securities purchased for the account of each Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of each Fund. The Custodian shall transfer securities sold for the account of each Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of each Fund;

5)	The Custodian shall furnish each Fund confirmation of each transfer to or from the account of each Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to each Fund copies of daily transaction sheets reflecting each day’s transactions in the Direct Paper System for the account of each Fund;

6)	The Custodian shall provide each Fund with any report on its system of internal accounting control as each Fund may reasonably request from time to time.
2.12	Pledged Account. The Custodian shall upon receipt of Proper Instructions from a Fund establish and maintain a pledged account or accounts for and on behalf of such Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among such Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by such Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by such Fund or commodity futures contracts or options thereon purchased or sold by such Fund, (iii) for the purposes of compliance by such Fund with the procedures required by Investment Company Act Release No. 10666, and subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from such Fund, a certified copy of a resolution of the Board or of the Executive Committee of such Fund signed by an officer of such Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account.

2.13	Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Fund held by it and in connection with transfers of securities.

2.14	Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of such Fund or a nominee of such Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the applicable Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15	Communications Relating to Fund Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to each Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by such Fund and the maturity of futures contracts purchased or sold by such Fund) received by the Custodian from issuers of the securities being held for such Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to each Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, such Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.	Duties of the Custodian with Respect to Property of each Fund Held Outside of the United States

3.1	Appointment of Foreign Sub-Custodians. Each Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for such Fund’s securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto (“foreign sub-custodians”). Upon receipt of “Proper Instructions”, as defined in Section 5 of this Contract, together with a certified resolution of such Fund’s Board, the Custodian and such Fund may agree to amend

Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, a Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of such Fund’s assets.

3.2	Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) “foreign securities”, as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or each Fund may determine to be reasonably necessary to effect such Fund’s foreign securities transactions. The Custodian shall identify on its books as belonging to each Fund, the foreign securities of each Fund held by each foreign sub-custodian.

3.3	Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and each Fund, assets of each Fund shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside of the United States (each a “Foreign Securities System”) only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the “Securities Systems”). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.6 hereof.

3.4	Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including each Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of each Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to each Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

3.5	Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the assets of each Fund will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Fund will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for each Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of each Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents. Agreements with foreign banking institutions shall contain those provisions required by subparagraph (c) of Section 17f-5 under the Investment Company Act of 1940.

3.6	Access of Independent Accountants of each Fund. Upon request of each Fund, the Custodian will use its best efforts to arrange for the independent accountants of each Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7	Reports by Custodian. The Custodian will supply to each Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of such Fund’s securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of such Fund indicating, as to securities acquired for such Fund, the identity of the entity having physical possession of such securities.

3.8	Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provisions of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of each Fund held outside the United States by foreign sub-custodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each Fund and delivery of securities maintained for the account of each Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity’s nominee to the same extent as set forth in Section 2.3 of this Contract, and each Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9	Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution’s performance of such obligations. At the election of a Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that such Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10	Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this Section 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to each Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.11	Reimbursement for Advances. If, pursuant to Proper Instructions, a Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from events or circumstances for which the Custodian or a sub-custodian are liable pursuant to Sections 3.9 and 3.10 above, or from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefor and should such Fund fail to repay the Custodian promptly, the Custodian shall upon prior written notice be entitled to utilize available cash and to dispose of such Fund’s assets to the extent necessary to obtain reimbursement.

3.12	Monitoring Responsibilities. The Custodian shall furnish annually to each Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian and such other information needed to permit the Fund to comply with Section 17f-5 under the 1940 Act. Such information shall be similar in kind and scope to that furnished to each Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform each Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of each Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders’ equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders’ equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13	Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of a Fund’s assets are maintained in a foreign branch of a banking institution which is a “bank” as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Article 1 of this Contract. (b) Cash held for each Fund in the United Kingdom shall be maintained in an interest bearing account established for each Fund with the Custodian’s London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.14	Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund or the Custodian as custodian of such Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on each Fund or the Custodian as custodian of each Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist each Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which each Fund has provided such information.

4.	Payments for Sales or Repurchases or Redemptions of Shares of each Fund
          The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of each Fund and deposit into the account of each Fund such payments as are received for Shares of each Fund issued or sold from time to time by each Fund. The Custodian will provide timely notification to each Fund and the Transfer Agent of any receipt by it of payments for Shares of such Fund.
          From such funds as may be available for the purpose but subject to the limitations of each Fund’s governing documents and any applicable votes of the Board of each Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of each Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of each Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by such Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between each Fund and the Custodian.
5.	Proper Instructions
          Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of each Fund shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of each Fund accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for such Fund’s assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.
6.	Actions Permitted without Express Authority

The Custodian may in its discretion, without express authority from each Fund:
1)	make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the applicable Fund;

1)	surrender securities in temporary form for securities in definitive form;

2)	endorse for collection, in the name of each Fund, checks, drafts and other negotiable instruments; and

3)	in general, attend to all ministerial details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Board of each Fund.
7.	Evidence of Authority
          The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of each Fund. The Custodian may receive and accept a certified copy of a vote of the Board of each Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board pursuant to the governing documents of each Fund as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.
8.	Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income
          The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of each Fund to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding shares of each Fund or, if directed in writing to do so by each Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of each Fund as described in each Fund’s currently effective Prospectus and shall advise each Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of each Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Fund shall be made at the time or times described from time to time in each Fund’s currently effective Prospectus.
9.	Records
          The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of each Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-l and 31a-2 thereunder. All such records shall be the property of each Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the applicable Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the request of any Fund, supply such Fund with a tabulation of securities owned by such Fund and held by the Custodian and shall, when requested to do so by a Fund and for such compensation as shall be agreed upon between such Fund and the Custodian, include certificate numbers in such tabulations.
10.	Opinion of Fund’s Independent Accountant
          The Custodian shall take all reasonable action, as each Fund may from time to time request, to obtain from year to year favorable opinions from each Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of each Fund’s Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.
11.	Reports to Fund by Independent Public Accountants
          The Custodian shall provide each Fund, at such times as each Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by each Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.
12.	Compensation of Custodian
          The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, determine in accordance with the fee schedule attached hereto as Schedule B, as amended from time to time as agreed by each Fund and the Custodian.
13.	Responsibility of Custodian
          So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.
          Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts provided Custodian has maintained an adequate disaster recovery plan; (ii) errors by a Fund or its investment advisor in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s subcustodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge or registering or transferring securities in the name of the Custodian, a Fund, the Custodian’s subcustodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.
          Except as expressly provided in Section 3.9, the Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States.
          If a Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.
          If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlements) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of such Fund shall be security therefor and should such Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund’s assets to the extent necessary to obtain reimbursement.
          In no event shall the Custodian be liable for indirect, special or consequential damages.
14.	Effective Period, Termination and Amendment
          This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to each Fund act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of each Fund has approved the initial use of a particular Securities System by each Fund, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Fund act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System by each Fund; provided further, however, that a Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of its governing documents, and further provided, that a Fund may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.
          Upon termination of the Contract, each Fund shall pay to the Custodian such compensation as may be due as of the date of such termination as provided herein.
15.	Successor Custodian
          If a successor custodian for a Fund shall be appointed by the Board of such Fund, the Custodian shall, upon termination, and upon receipt of a certified copy of such vote, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of such Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of such Fund held in a Securities System.
          If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of the applicable Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

          In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of such Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of such Fund and to transfer to an account of such successor custodian all of the securities of such Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.
          In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of a Fund to procure the certified copy of the vote referred to above or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.
16.	Interpretive and Additional Provisions
          In connection with the operation of this Contract, the Custodian and each Fund, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing documents of any Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.
17.	Additional Funds
          In the event that any mutual funds in addition to the Funds are hereafter established which desire to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such fund shall become a Fund hereunder, subject to the delivery by the new Fund of resolutions authorizing the appointment of the Custodian and such other supporting or related documentation as the Custodian may request. All references to the “Fund” are to each of the Funds listed on Appendix 1 individually, as if this Contract were between each such individual Fund and the Custodian.
18.	Massachusetts Law to Apply
          This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19.	Prior Contracts
          This Contract supersedes and terminates, as of the date hereof, all prior contracts between each of the Funds and the Custodian relating to the custody of such Fund’s assets.
20.	Shareholder Communications
          Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether such Fund authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose stock each Fund owns. If a Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or do not check either “yes” or “no” below, the Custodian is required by the rule to treat such Fund as consenting to disclosure of this information for all securities owned by such Fund or any funds or accounts established by each Fund. For each Fund’s protection, the Rule prohibits the requesting company from using such Fund’s name and address for any purpose other than corporate communications. Please indicate below whether each Fund consents or objects by checking one of the alternatives below.

YES	☐	The Custodian is authorized to release the name, address, and share positions of each Fund listed on Appendix 1.

NO	☑	The Custodian is not authorized to release the name, address, and share positions of each Fund listed on Appendix 1.
21.	Limitation of Liability.
          The execution of this Contract has been authorized by each Fund’s Board. This Contract is executed on behalf of each Fund or, in the case of a Fund organized as a business trust, the trustees of such Fund as trustees and not individually and the obligations of each Fund under this Contract are not binding upon any of such Fund’s trustees, officers or shareholders individually but are binding only upon the assets and property of such Fund. A Certificate of Trust in respect of each Fund organized as a business trust is on file with the Secretary of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of May, 1997.

EACH OF THE FUNDS LISTED ON APPENDIX 1
By:	/s/ Michael E. Haylon

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Ronald E. Logue
Executive Vice President

APPENDIX 1
Fund Names
(as of May 1, 1997)
Phoenix California Tax Exempt Bonds, Inc.
The Phoenix Edge Series Fund
Real Estate Securities Series
Phoenix Income and Growth Fund
Phoenix Multi-Portfolio Fund
Phoenix Diversified Income Portfolio
Phoenix Emerging Markets Bond Portfolio
Phoenix Endowment Equity Portfolio
Phoenix Real Estate Securities Portfolio
Phoenix Mid Cap Portfolio
Phoenix Tax-Exempt Bond Portfolio
Phoenix Multi-Sector Fixed Income Fund, Inc.
Phoenix Multi-Sector Short Term Bond Fund
Phoenix Series Fund
Phoenix Aggressive Growth Fund Series
Phoenix Balanced Fund Series
Phoenix Convertible Fund Series
Phoenix Growth Fund Series
Phoenix High Yield Fund Series
Phoenix Money Market Series
Phoenix U.S. Government Securities Fund Series
Phoenix Strategic Allocation Fund, Inc.
Phoenix Strategic Equity Series Fund
Phoenix Equity Opportunities Fund
Phoenix Micro Cap Fund
Phoenix Small Cap Fund
Phoenix Strategic Theme Fund
Phoenix Duff & Phelps Institutional Mutual Funds
Enhanced Reserves Portfolio
Real Estate Equity Securities Portfolio

Schedule A
     The following foreign banking institutions and foreign securities depositories have been approved by the Board of each Fund for use as sub-custodians for the Fund’s securities and other assets:
(Insert banks and securities depositories)
Certified:

Fund’s Authorized Officer

Date:

AMENDMENT TO MASTER CUSTODIAN CONTRACT
     Amendment dated February 10, 2000, to the custody contract, dated May 1, 1997, as amended, by and between State Street Bank and Trust Company (the “Custodian”) and Each of the Parties listed on Appendix 1, on behalf of each of its Portfolios, (each a “Fund”) (the “Custodian Contract”).
     In consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to amend and replace Section 5 of the Custodian Contract as follows:
5. Proper Instructions
Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices; provided that the Fund has followed any security procedures agreed to from time to time by Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Agreement. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.12.
     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the 10th day of February, 2000.

EACH OF THE FUNDS LISTED ON APPENDIX 1

By:	/s/ Nancy G. Curtiss

Its:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Ronald E. Logue

Its:	Vice Chairman

C-1

AMENDMENT TO MASTER CUSTODIAN CONTRACT
     This Amendment to the Master Custodian Contract is made effective as of July 2, 2001 by and between each party listed on Appendix 1 affixed to the Master Custodian Contract (as amended from time to time, the “Fund”) and State Street Bank and Trust Company (the “Custodian” or “Foreign Custody Manager”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Master Custodian Contract referred to below.
     WHEREAS, the Fund and the Custodian entered into a Master Custodian Contract dated as of May 1, 1997 (as amended and in effect from time to time, the “Contract”);
     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a “Portfolio”, and, collectively, the “Portfolios”); and
     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”).
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:
I.	Articles 3 through 21 of the Contract are hereby renumbered, as of the effective date of this Amendment, as

Articles 4 through 22, respectively.

II.	New Article 3 is hereby added, as of the effective date of this Amendment, as set forth below.
3. Provisions Relating to Rules 17f-5 and 17f-7
3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:
“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.
“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5.
“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.
“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.
“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.
3.2. The Custodian as Foreign Custody Manager.
     3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees or its Board of Directors, as applicable (the “Board”), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.
     3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.
Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.
The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.
     3.2.3 Scope of Delegated Responsibilities:
          (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in relevant market, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l).
          (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).
          (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios, provided that this shall not affect the standard of care set forth in Section 3.2.6.
     3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.
     3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of management investment companies registered under the 1940 Act would exercise.
     3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.
     3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.
3.3 Eligible Securities Depositories.
     3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(l)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7.
     3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.
III.	Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4, the provisions of Article 3 shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

Witnessed By:	STATE STREET BANK and TRUST COMPANY

/s/ Raelene S. LaPlante	By:	/s/ Joseph L. Hooley

Raelene S. LaPlante	Name:	Joseph L. Hooley
V.P. & Senior Counsel	Title:	Executive Vice President

Fund Signature Witnessed By:	Each of the Funds listed on Appendix 1:

/s/ Pamela S. Sinofsky	By:	/s/ Nancy J. Curtiss

Pamela S. Sinofsky	Name:	Nancy J. Curtiss
Assistant Secretary	Title:	Treasurer

AMENDMENT TO MASTER CUSTODIAN CONTRACT
     This Amendment to the Master Custodian Contract is made effective as of May 10, 2002 by and between each party listed on Appendix 1 affixed to the Master Custodian Contract (as amended from time to time, the “Fund”) and State Street Bank and Trust Company (the “Custodian” or “Foreign Custody Manager”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Master Custodian Contract referred to below.
     WHEREAS, the Fund and the Custodian entered into a Master Custodian Contract dated as of May 1, 1997 (as amended and in effect from time to time, the “Contract”);
     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a “Portfolio”, and, collectively, the “Portfolios”); and
     WHEREAS, the Fund and the Custodian desire to amend and restate certain provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:
I.	Articles 4 through 21 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 22, respectively.

II.	New Article 4 of the Contract is hereby added, as of the effective date of this Amendment, as set forth below.
4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.
4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:
“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B.
“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.
4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.
4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.
4.4. Transactions in Foreign Custody Account.
     4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.
     4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:
(i)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.
     4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.
The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.
4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, in the absence of the nominee’s negligence and willful misconduct. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.
4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.
4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.
4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent negligence and willful misconduct on the part of the Custodian, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.
4.10. Liability of Foreign Sub-Custodians.
Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.
4.11. Tax Law.
The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.
4.12. Liability of Custodian.
Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.
The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III.	Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.
     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

Witnessed By:	STATE STREET BANK and TRUST COMPANY

/s/ Jean Carr	By:	/s/ Joseph L. Hooley
Jean Carr	Name:	Joseph L. Hooley
Counsel	Title:	Executive Vice President

Fund Signature Witnessed By:	Each of the Funds listed on Appendix 1:

/s/ Noreen M. O’Connell	By:	/s/ Richard J. Wirth
Noreen M. O’Connell	Name:	Richard J. Wirth
Paralegal IV	Title:	Secretary

SCHEDULE C
MARKET INFORMATION

Publication/Type of Information	Brief Description
(scheduled frequency)

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)	Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)	With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)	Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

Phoenix Portfolios
The Zweig Fund, Inc.
The Zweig Total Return Fund, Inc.
State Street Bank and Trust Company
Lafayette Corporate Center
Legal Division LCC/2S
2 Avenue de Lafayette
Boston, MA 02111
Attention: Jean S. Carr
Re:	Phoenix Portfolios, on behalf of its series Phoenix Market Neutral Fund The Zweig Fund, Inc. The Zweig Total Return Fund, Inc.
Ladies and Gentlemen:
This is to advise you that we intend to move custody for Phoenix Market Neutral Fund, a series of Phoenix Portfolios, The Zweig Fund, Inc., and The Zweig Total Return Fund, Inc. (each, a “Fund”), from Bank of New York to State Street Bank and Trust Company, per instructions from the Funds, effective as of October 21, 2005. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract, dated as of May 1, 1997, between each of the parties listed on Appendix 1 and State Street Bank and Trust Company, by this letter the Funds below hereby request that you act as Custodian for the Funds under the terms of the aforementioned contract. Attached is an amended Appendix 1 to the Custodian Contract.
Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one copy for your records.

Sincerely, Phoenix Portfolios, on behalf of its series Phoenix Market Neutral Fund

By:	/s/ Nancy G. Curtiss
Nancy G. Curtiss
Chief Financial Officer and Treasurer

The Zweig Fund, Inc. The Zweig Total Return Fund, Inc.
By:	/s/ Nancy G. Curtiss
Nancy G. Curtiss
Treasurer

Agreed and Accepted: STATE STREET BANK AND TRUST COMPANY
By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President	Date: Oct 21, 2005

Appendix 1
FUND NAMES
(as of October 1, 2005)
Phoenix Funds
Phoenix-Engemann Funds:
Phoenix All-Cap Growth Fund
Phoenix Balanced Return Fund
Phoenix Nifty Fifty Fund
Phoenix Small-Cap Growth Fund
Phoenix Equity Trust:
Phoenix Mid-Cap Value Fund
Phoenix Pathfinder Fund
Phoenix Total Value Fund
Phoenix Relative Value Fund
Phoenix Equity Series Fund:
Phoenix Growth & Income Fund
Phoenix CA Tax-Exempt Bond Fund
Phoenix Institutional Mutual Funds:
Phoenix Institutional Bond Fund
Phoenix Low-Duration Core Plus Bond Fund
Phoenix Investment Series Fund:
Phoenix Global Utilities Fund
Phoenix Income & Growth Fund
Phoenix Investment Trust 97:
Phoenix Small-Cap Value Fund
Phoenix Value Equity Fund
Phoenix-Kayne Funds:
Phoenix CA Intermediate Tax-Free Bond Fund
Phoenix Intermediate Bond Fund
Phoenix Overseas Fund
Phoenix Rising Dividends Fund
Phoenix Small-Mid Cap Fund
Phoenix Multi-Portfolio Fund:
Phoenix Emerging Markets Bond Fund

Phoenix Real Estate Securities Fund
Phoenix Tax-Exempt Bond Fund
Phoenix Multi-Series Trust:
Phoenix Multi-Sector Fixed Income Fund
Phoenix Multi-Sector Short Term Bond Fund
Phoenix High Yield Securities Fund
Phoenix PHOLIOs(sm):
Phoenix Conservative Income PHOLIO(sm)
Phoenix Wealth Accumulator PHOLIO(sm)
Phoenix Wealth Builder PHOLIO(sm)
Phoenix Wealth Guardian PHOLIO(sm)
Phoenix Wealth Preserver PHOLIO(sm)
Phoenix Portfolios:
Phoenix Market Neutral Fund
Phoenix-Seneca Funds:
Phoenix Bond Fund
Phoenix Earnings Driven Growth Fund
Phoenix Equity Income Fund
Phoenix Series Fund:
Phoenix Balanced Fund
Phoenix Capital Growth Fund
Phoenix Core Bond Fund
Phoenix High Yield Fund
Phoenix Mid-Cap Growth Fund
Phoenix Money Market Fund
Phoenix Strategic Equity Series Fund:
Phoenix Dynamic Growth Fund
Phoenix Fundamental Growth Fund
Phoenix Large-Cap Growth Fund
Phoenix Strategic Growth Fund
Zweig Fund, Inc.
Zweig Total Return Fund, Inc.
The Phoenix Edge Series Fund
The Phoenix Edge Series Fund:
Phoenix-AIM Growth Series
Phoenix-Alger Small Cap Growth Series

Phoenix-Alliance/Bernstein Enhanced Index Series
Phoenix-Duff & Phelps Real Estate Securities Series
Phoenix-Engemann Capital Growth Series
Phoenix-Engemann Growth and Income Series
Phoenix-Engemann Small-Cap Growth Series
Phoenix-Engemann Strategic Allocation Series
Phoenix-Engemann Value Equity Series
Phoenix-Goodwin Money Market Series
Phoenix-Goodwin Multi-Sector Fixed Income Series
Phoenix-Goodwin Multi-Sector Short Term Bond Series
Phoenix-Kayne Rising Dividends Series
Phoenix-Kayne Small-Cap Quality Value Series
Phoenix-Northern Dow 30 Series
Phoenix-Northern Nasdaq-100 Index ® Series
Phoenix-Sanford Bernstein Mid-Cap Value Series
Phoenix-Sanford Bernstein Small-Cap Value Series
Phoenix-Seneca Mid-Cap Growth Series
Phoenix-Seneca Strategic Theme Series